Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)  ☐

ZIV HAFT TRUSTS COMPANY LTD.
(Exact name of Trustee as specified in its charter)
Israel
(Jurisdiction of incorporation or organization if not a U.S. national bank)
Not Applicable
(I.R.S. Employer Identification No.)
46-48 Menahem Begin Street, Building B
Tel Aviv 66184
Israel
(Address of principal executive offices)(Zip Code)
C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, D.C. 20005
(800) 336-3376
(Name, address and telephone number of agent for service)
TOPSPIN MEDICAL INC.
(Issuer with respect to the Securities)
Delaware
(State or other jurisdiction of incorporation or organization)
510394637
(I.R.S. Employer Identification No.)
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
(Address of Principal Executive Offices)(Zip Code)
6% SERIES A CONVERTIBLE BONDS
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
     a) Name and address of each examining or supervising authority.
     Not Applicable.
     b) Whether it is authorized to exercise corporate trust powers.
ZIV HAFT TRUSTS COMPANY LTD. is authorized to exercise corporate trust powers under Israeli law.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
The obligor is not an affiliate of the trustee.
Items 3-15.
Not Applicable.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	Certificate of Incorporation of the Trustee; Certificate of Change of Name of the Trustee dated May 14, 2006; Certificate of Change of Name of the Trustee dated November 14, 2006.

2.	Articles of Association of the Trustee (authority to commence business)

3.	Articles of Association of the Trustee (authority to exercise corporate trust powers) (see Exhibit 2)

4.	Not Applicable

5.	Not Applicable

6.	Not Applicable

7.	Not Applicable

8.	Statement of Vardi, Hauser, Native & co., Certified Public Accountant with respect to combined capital and surplus of Trustee

9.	Form F-X

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, ZIV HAFT TRUSTS COMPANY LTD., organized and existing under the laws of Israel, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Tel Aviv, State of Israel on the 7th day of September, 2007.

By:	/s/ GIYORA LUFTIG
	Name:	Giyora Luftig
	Title:	General Manager

By:	/s/ RAM SEBTY
	Name:	Ram Sebty
	Title:	Deputy General Manager

TRANSLATION FROM THE HEBREW
Exhibit 1.1

Ministry of Justice	(-Emblem-)	Registrar of Companies
State of Israel
Companies Law, 5759-1999
Certificate of Incorporation of a Company
This is to certify that
ZIV HAFT NOMINEES COMPANY 2006 LTD.
was incorporated and registered pursuant to the Companies Law as a limited company
January 1, 2006
Tevet 1, 5766
[-Stamped-]
State of Israel
Registrar of Companies
Company No.: 513771337
(-Signed-)
Avidan Sheldon, Advocate
p.p./Registrar of Companies

TRANSLATION FROM THE HEBREW
Exhibit 1.2
(-Emblem-)

Ministry of Justice	State of Israel	Registrar of Companies
Companies Law 5759-1999
Certificate of Change of Name of a Company
This is to certify that pursuant to a resolution and in accordance with Section 31(b) of the Companies Law 5759-1999, the company
ZIV HAFT NOMINEES COMPANY LTD.
has changed its name and from now on will be named:
ZIV HAFT NOMINEES COMINEES COMPANY LTD.
Given by my hand and signature in Jerusalem
Iyar 16, 5766
May 14, 2006
[-Stamped-]
Ministry of Justice
Registrar of Companies
Company No.: 513771337
(-Stamped & Signed-)
Avidan Sheldon, Advocate
p.p./Registrar of Companies

TRANSLATION FROM THE HEBREW
Exhibit 1.3
(-Emblem-)

Ministry of Justice	State of Israel	Registrar of Companies
Companies Law 5759-1999
Certificate of Change of Name of a Company
This is to certify that pursuant to a resolution and in accordance with Section 31(b) of the Companies Law 5759-1999, the company
ZIV HAFT NOMINEES COMINEES COMPANY LTD.
has changed its name and from now on will be named:
ZIV HAFT TRUSTS COMPANY LTD.
Given by my hand and signature in Jerusalem
Kislev 6, 5767
November 27, 2006
[-Stamped-]
Ministry of Justice
Registrar of Companies
Company No.: 513771337
(-Stamped & Signed-)
Avidan Sheldon, Advocate
p.p./Registrar of Companies

TRANSLATION FROM THE HEBREW
Exhibit 2*
Companies Law, 5759-1999
Articles of Association of the Company

[-Stamped-]		[-Stamped-]
Registrar of Companies		Ministry of Justice
True copy of the original		Registrar of Companies & Partnerships
Receipt No.		May 28, 2006

Approved by	(-Signed-)	True copy of the original
Date

Stamp	(-Stamped-) .

[-Revenue Stamps-]
1.	Name of Company: ZIV HAFT NOMINEES COMPANY LTD.
2.	Objects of the Company: To manage trust businesses.
3.	The share capital of the Company is NIS 39,100, divided into 39,100 Ordinary Shares of NIS 1 each.
4.	The Company shall be a private company. The following are provisions concerning section 175 (a):
a.	Any transfer or allocation of shares shall require the directors’ approval.

b.	The Company shall not offer shares or debentures to the public.

c.	The number of the Company’s members shall not exceed 50. Two or more members having one or more shares in the Company shall be treated as a single shareholder.
5.	The issues relating to the Company’s management listed below shall be resolved at the general meeting and shall be recorded in minutes which shall bind the Company as an addendum to its articles of association and shall be filed at the registered address:
a.	Shareholders’ rights, transfers and allocations.

b.	Acts and rights of the directors and the board of directors.

c.	Delegation of powers and signing authorities.

d.	Opening a bank account and the management thereof.

e.	Distribution of dividend and profits.
6.	The members’ liability shall be limited to the amounts of the shares to be allocated to the members.
7.	We, the undersigned, agree to incorporate into a company under the provisions of the Companies Law 5759-1999 and these Articles of Association and hereby declare that we are authorized to incorporate a company and hold its shares and we are not limited under the provisions of the Execution Law, 5727 — 1967, the Execution Ordinance (New Version) 5740-1980 and Section 7 of the Law.

				No. of
Surname	First Name	I.D. No.	Address	Shares	Signature
Ziv Haft Consulting and Management Ltd		51-098601-1	48, Menahem Begin St. Tel Aviv 66184	75	(-Signed-)

Weinshel	David	805473	23, Hatomer St. Savyon 56542	25	(-Signed-)
I, Attorney Yaakov Mishal, hereby confirm that the signatory, the above Mr. David Weinshel, has identified himself to me by his identification card.
Date: December 26, 2005

Signature:	(-Signed-)
Name:	Yaakov Mishal
Address:	7, Abba Hillel St., Ramat Gan
I.D.:	070908348
License No.:	7741

*	Exhibit 2 also includes Exhibit 3.

Exhibit 8
Date: August, 22, 2007

Ref: 11655/125

To:	Ziv Haft Trusts Company Ltd. 48 Menahem Begin St. Tel — Aviv 66184 Israel

Re:	Approval of combined capital and surplus in Ziv Haft Trusts Company Ltd. (“Trustee”)
According to the company’s books of account (that have not yet been audited by us) as of July, 31 2007, the Trustee has a combined capital and surplus of not less than US$150,000.
Yours Truly,
/s/ Vardi, Hauser, Native & co.
Vardi, Hauser, Native & co.
Certified Public Accountant (isr.)

Exhibit 9
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-X
APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND UNDERTAKING
A.	Name of issuer or person filing (“Filer”): ZIV HAFT TRUSTS COMPANY LTD.

B.	(1) This is [check one]
☐ an original filing for the Filer
☑ an amended filing for the Filer
(2) Check the following box if you are filing on paper in accordance with Regulation S-T Rule 101(b)(9). ☐
C.	Identify the filing in conjunction with which this Form is being filed:

Name of Registrant:	TopSpin Medical, Inc.

Form Type:	Form SB-2

File Number, if known:	333-144472

Filed by:	TopSpin Medical, Inc.

Date Filed:	September 7, 2007 (concurrently with Amendment No. 3 to Form SB-2)
D.	The Filer is incorporated or organized under the laws of Israel and has its principal place of business at 46-48 Menahem Begin Street, Building B, Tel Aviv 66184, Israel.
Telephone: +972-3-6386894

E.	The Filer designates and appoints C T Corporation System 1015 15th Street N.W., Suite 1000 Washington, D.C. 20005, Telephone (800) 336-3376, as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in
(a) any investigation or administrative proceeding conducted by the Commission; and
(b) any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns: (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form SB-2 on July 11, 2007 or any purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises, or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that the service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.
F.	Each person filing this Form in connection with:
(a) the use of Form F-9, F-10, 40-F, or SB-2 or Schedule 13E-4F, 14D-1F or 14D-9F stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;
(b) the use of Form F-8, Form F-80 or Form CB stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed following the effective date of the latest amendment to such Form F-8, Form F-80 or Form CB;
(c) its status as trustee with respect to securities registered on Form F-7, F-8, F-9, F-10, F-80, or SB-2 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the

Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding; and
(d) the use of Form 1-A or other Commission form for an offering pursuant to Regulation A stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.
Each Filer further undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.
G.	Each person filing this Form, other than a trustee filing in accordance with General Instruction I.(a) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I.(a), I.(b), I.(c), I.(d) and I.(f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.
The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Tel Aviv, Country of Israel this 7th day of September, 2007.

ZIV HAFT TRUSTS COMPANY LTD.
By:	/s/ Giyora Luftig
	Name:	Giyora Luftig
	Title:	General Manager

By:	/s/ Ram Sebty
	Name:	Ram Sebty
	Title:	Deputy General Manager

This statement has been signed by the following person in the capacity and on the date indicated.

C T Corporation System as Agent for Service of Process for ZIV HAFT TRUSTS COMPANY LTD.
By:	/s/ Bonnie A. Schuman
	Name:	Bonnie A. Schuman
	Title:	Assistant Secretary
	Date:	September 7, 2007